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                                                                   Exhibit 10.13

                               PNC FINANCIAL CORP
                       1992 DIRECTOR SHARE INCENTIVE PLAN

1. DEFINITIONS

      In this Plan, except where the context otherwise indicates, the following definitions apply:

      1.1. "Board" means the Board of Directors of the Corporation.

      1.2. "Committee" means the committee appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Personnel and Compensation Committee of the Board shall be the Committee.

      1.3. "Common Stock" means the common stock, par value $5.00 per share, of the Corporation.

      1.4. "Corporation" means PNC Financial Corp.

      1.5. "Date of Grant" means the date on which Non-Employee Directors are entitled to receive Director Shares pursuant to Article 6.

      1.6. "Director Shares" means Shares awarded pursuant to Article 6.

      1.7. "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange composite transactions tape on the applicable date or the nearest preceding date on which a sale was reported.

      1.8. "Grantee" means a Non-Employee Director to whom Director Shares have been awarded pursuant to Article 6.

      1.9. "Non-Employee Director" means as of any date a person who on such date is a director of the Corporation and is not an employee of the Corporation or any Subsidiary.

      1.10. "Plan" means this PNC Financial Corp 1992 Director Share Incentive Plan.

      1.11. "Share" means a share of authorized but unissued Common Stock or a reacquired share of Common Stock.

      1.12. "Subsidiary" means a corporation at least 80% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

2. PURPOSE

      The Plan is intended to assist in attracting, retaining and motivating Non-Employee Directors of outstanding ability and to promote identification of their interests with those of the shareholders of the Corporation.

3. ADMINISTRATION

      The Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

      3.1. to construe and interpret the Plan;

      3.2. to make all determinations and take all other actions necessary or advisable for the administration of the Plan, except that the persons entitled to receive awards of Director Shares and the dates and amounts of such awards shall be determined as provided in Article 6, and the Committee shall have no discretion as to such matters; and

      3.3. to delegate to officers or managers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan.


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      Any determination or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4. ELIGIBILITY

      Director Shares shall be awarded only to Non-Employee Directors, including members of the Committee, as provided in Article 6.

5. STOCK SUBJECT TO THE PLAN

      The maximum number of shares that may be issued under the Plan is 200,000.

6. DIRECTOR SHARES

      On April 28, 1992 and thereafter on the first business day of each calendar year during the term of the Plan, commencing January 4, 1993, each person who is then a Non-Employee Director shall, automatically and without necessity of any action by the Committee, be entitled to receive a number of Shares (rounded to the nearest whole share) having a Fair Market Value on such Date of Grant equal to five thousand dollars ($5,000). Notwithstanding the foregoing, the number of Director Shares to be issued to any Non-Employee Director on any annual Date of Grant shall not exceed one thousand (1,000) Shares. If on any annual Date of Grant the number of Director Shares otherwise issuable to the Non-Employee Directors shall exceed the number of Shares then remaining available under the Plan, each Non-Employee Director shall be entitled to receive a number of Director Shares equal to the number of Shares then remaining available under the Plan, divided by the number of Non-Employee Directors, disregarding any fractions of a Share. Certificates for Director Shares awarded pursuant to this Article 6 shall be issued to Non-Employee Directors as promptly as practicable following the Date of Grant.

7. CAPITAL ADJUSTMENTS

      The maximum number of Shares subject to the Plan pursuant to Article 5 and the maximum number of Director Shares which may be issued to any Non-Employee Director on any Date of Grant pursuant to Article 6 shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in Shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Corporation or securities of another corporation, whether through recapitalization, merger, consolidation, reorganization or otherwise, then (subject to the powers of the Board to terminate or amend the Plan in whole or in part as provided in Article 8) the $5,000 in Fair Market Value which each Non-Employee Director is entitled to receive on any Date of Grant pursuant to Article 6 shall thereafter be paid in the class, or proportionately in the classes, of securities into which the outstanding shares of Common Stock shall have been converted or for which they are exchangeable, and the maximum amount of securities issuable under the Plan under Article S and the maximum amount of securities which may be issued to any Non-Employee Director on a Date of Grant under Article 6 shall be the amount of securities into or for which the maximum number of Shares of Common Stock otherwise issuable under the Plan or issuable on such Date of Grant to any Non-Employee Director shall be changed or exchangeable. The method for determining the Fair Market Value of any such class or classes of securities on the Date of Grant shall be the method determined by the Committee in good faith to be as similar as reasonably practicable to the method for determining the Fair Market Value of Director Shares hereunder.

8. TERMINATION OR AMENDMENT

      The Board shall have the power to terminate the Plan in whole or in part and to amend it in any respect, provided that, the Board may not, without the approval of the shareholders of the Corporation, amend the Plan so as to increase materially the aggregate number of Shares that may be issued under the Plan (except as provided in Article 7), to modify materially the


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requirements as to eligibility to receive Director Shares or to increase materially the benefits accruing to participants under the Plan. The provisions of the Plan relating to the determination of the persons entitled to receive awards of Director Shares pursuant to Article 6 and the dates and amounts of such awards shall not be amended (except as provided in Article 7) more than once every six months, other than to comport with changes in the Internal Revenue Code and the regulations thereunder.

9. EFFECTIVENESS OF THE PLAN AND AMENDMENTS

      The Plan and any amendments requiring shareholder approval pursuant to
Article 8 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board. Director Shares may be awarded prior to shareholder approval of amendments, but any Director Share award requiring such amendments shall be subject to the approval of the amendments by the shareholders. The date on which any Director Shares awarded prior to shareholder approval of the amendment are awarded shall be the Date of Grant for all purposes of the Plan as if the Director Shares had not been subject to such approval. Any Director Shares awarded subject to shareholder approval of an amendment and any dividends payable thereon are subject to forfeiture if such shareholder approval is not obtained.

10. INDEMNIFICATION OF COMMITTEE

      In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Director Shares awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

11. GENERAL PROVISIONS

      11.1. The establishment of the Plan shall not confer upon any Non-Employee Director any legal or equitable right against the Corporation or the Committee, except as expressly provided in the Plan.

      11.2. The Plan does not constitute inducement for the service of any Non-Employee Director, nor is it a contract between the Corporation and any Non-Employee Director. Participation in the Plan shall not give any Non-Employee Director any right to be retained in the service of the Corporation.

      11.3. The Corporation and its Subsidiaries may assume options, warrants or rights to purchase or receive stock issued, granted or awarded by other corporations whose stock or assets shall be acquired by the Corporation or its Subsidiaries, or which shall be merged into or consolidated with the Corporation or its Subsidiaries. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, award or assume stock or options, warrants or rights to purchase or receive stock, otherwise than under this Plan, or to adopt other stock plans or to impose any requirement of shareholder approval upon the same.

      11.4. The interests of any Non-Employee Director under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

      11.5. The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania.



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